U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K
                       Current Report Pursuant to Section
                                 13 or 15(d) of
                           THE SECURITIES ACT OF 1934

                              --------------------

                         Date of Report March 20, 2007.


[X]   CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934.

                      FOR THE PERIOD ENDED MARCH 20, 2007.
                                       OR

[ ]   TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934.

             For the transition period from __________ to __________


                    Global 1 Investment Holdings Corporation.
             (Exact Name of Registrant as Specified in Its Charter)

                  GEORGIA                                    20-8887008
                  -------                                    ----------
      (State or Other Jurisdiction of               (I.R.S. Employer Commission
       Incorporation or Organization)                    Identification No.)

                                233 Peachtree St.
                                   Suite 1225
                                Atlanta, GA 30303


          (Address of Principal Executive Offices, Including Zip Code)

                              --------------------


                                  Barry Thomas
                                233 Peachtree St.
                                   Suite 1225
                                Atlanta, GA 30303

                                  404-222-7344
           (Name, Address, and Telephone Number of Agent for Service)

Item 4.01.   Changes in Registrant's Certifying Accountant
             ---------------------------------------------


      On March 16, 2007, Global 1 Investment Holdings Corporations (the "Company") dismissed KBL, LLP and engaged the firm of Norman H. Ross, PC as its independent accountants for the fiscal year ended December 31, 2006. During the Company's two most recent fiscal years and through the date of discharge of KBL, LLP, there were no disagreements with KBL, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KBL, LLP, would have caused KBL, LLP to make reference to the matter in its report. The reports of KBL,LLP on the Company's financial statements for the fiscal years ended December 31, 2004 and December 31, 2005, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has requested KBL, LLP to furnish to the Company a letter addressed to the Commission stating whether it agrees with the above statements. The decision to change accountants as described above was approved by the Audit Committee of the Board of Directors of the Company and ratified by the Board of Directors.

In accordance with Section 12 or 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Global 1 Investment Holdings Corporation.
By: /s/ Barry Thomas, CEO
Dated: April 20, 2007
Atlanta, GA.